UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 10, 2006

TUCOWS INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

96 Mowat Avenue, Toronto, Ontario, Canada		M6K 3M1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Distribution of Discretionary Cash Bonus

On December 14, 2005, Tucows Inc. (the “Company”) entered into an asset purchase agreement with Critical Path, Inc. for the acquisition of certain of that company’s hosted messaging assets (“Hosted Assets”). A copy of the Agreement was previously filed with the Securities and Exchange Commission on December 19, 2005 as Exhibit 2.1 to the Company’s current report on Form 8-K. On January 3, 2006 the Company completed the acquisition of the Hosted Assets.

On January 10, 2006 and January 13, 2006, in recognition of the successful closing of the acquisition of the Hosted Assets, the Compensation Committee of the Board of Directors of the Company unanimously approved special cash award bonuses totaling $46,432 to certain employees of the Company who actively participated in the acquisition. Bonus recipients included the following executive officers of the Company:

Michael Cooperman	$12,898
Judy Fields	$8,598
Alain Chesnais	$8,598
Carla Goertz	$8,598

Compensation of Executive Officers

On November 14, 2005, the Company’s Compensation Committee completed its annual performance and compensation review of its executive officers, which included base salary increases and bonus payments, effective as of January 1, 2006.  The following is a description of the compensation arrangements that were approved by the Compensation Committee for the Company’s executive officers:

	2005 Actual Salary Paid (1)	2006 Base Salary (1)	2005 Bonus Eligibility (2)		2006 Bonus Eligibility (2)
Elliot Noss	214,315	$240,678	105,396		$116,525
Mike Cooperman	180,720	$193,559	75,885		$79,903
Judy Fields	112,982	$127,119	25,295		$25,424
Dave Woroch	124,121	$149,153	92,749	(3)	$93,220
Alain Chesnais (4)	60,798	$153,390	63,238		$63,559
Carla Goertz (5)	44,821	$118,644	25,295		$25,424

(1)                                  includes base salary and car allowance

(2)                                  pursuant to the Company’s 2004 At Risk Compensation Plan

(3)                                  includes commission

(4)                                  commenced employment on July 21, 2005

(5)                                  commenced employment on August 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

	By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer

Dated: January 18, 2006